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                                                                  EXHIBIT 23.7

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-45227) of Cendant Corporation (formerly known as CUC International Inc.) of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Current Report on Form 8-K of Cendant Corporation dated January 29, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Tampa, Florida
February 12, 1998